Exhibit 10.6

RIGHT OF FIRST REFUSAL,
OPTION AGREEMENT
AND
AGREEMENT OF PURCHASE AND SALE

THIS RIGHT OF FIRST REFUSAL, OPTION AGREEMENT AND AGREEMENT OF PURCHASE AND SALE (“Agreement”) is made and entered into this 15th day of November 2012, by and between TESORO LOGISTICS OPERATIONS LLC, a Delaware limited liability company (“TLO”), and TESORO REFINING AND MARKETING COMPANY, a Delaware corporation (“TRMC”).

BACKGROUND

A.    TLO and TRMC entered into that certain Ground Lease dated November 15, 2012 (the “Ground Lease”) for certain premises located in Skagit County, Washington (the “Rail Facility”). Pursuant to the terms of the Ground Lease, TLO has an option to purchase the Rail Facility from TRMC. The legal description of the Rail Facility is set forth on Exhibit A attached hereto.

B.    TLO validly exercised its option to purchase, and concurrent herewith, TRMC is conveying the Rail Facility to TLO. Pursuant to the terms of the Ground Lease (which shall terminate upon the closing of the sale transaction), the parties are to enter into a Right of First Refusal and Option Agreement setting forth the terms upon which TRMC has a right to repurchase the Rail Facility from TLO, in the event that (i) TLO elects to market the Rail Facility and thereafter receives a bona fide offer from a third party to purchase the Rail Facility, or (ii) TLO fails to maintain the Rail Facility in a condition capable of performing in accordance with the terms of that certain Track Use and Throughput Agreement between TRMC and TLO dated as of the date hereof (as the same may be amended, modified and/or extended) (the “Track Use Agreement”) or that certain Anacortes Mutual Track Use Agreement between TRMC and TLO dated as of the date hereof (the “MUTA”).

C.    The parties desire to set forth the terms pertaining to the right of first refusal and the option to repurchase, and to provide for a memorandum of agreement to be recorded in the real property records of Skagit County, Washington, giving notice of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual terms, conditions, covenants and promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TLO and TRMC hereby agree as follows:

1.	Right of First Refusal.

(a)
Grant of Right of First Refusal. TLO hereby grants to TRMC, and TRMC hereby accepts from TLO, a right of first refusal to purchase the Rail Facility from TLO on the following terms and conditions (the “Right of First Refusal”).

(b)
Term of Right of First Refusal; Notification of Third-Party Offer. If TLO elects to sell the Rail Facility during any period of time that the Track Use Agreement and/or the MUTA is in effect, and TLO receives a bona fide offer from a third party that it considers acceptable (the “Purchase Offer”), then TLO shall provide written notice to TRMC of the Purchase Offer, which notice shall include a copy of the Purchase Offer.

(c)
Exercise of Right of First Refusal. TRMC shall have thirty (30) days following receipt of such notice from TLO in which to give written notice to TLO that TRMC is exercising its Right of First Refusal, agreeing to purchase the Rail Facility on the same terms and conditions as are contained in the Purchase Offer (the “Exercise Notice”). The Exercise Notice from TRMC must be postmarked within the 30-day period and sent by certified mail, return receipt requested, or personally delivered (by overnight courier or otherwise) to TLO before 5:00 p.m. Pacific Time on the final day of the 30-day period. The failure of TRMC to exercise its Right of First Refusal by the time and in the manner set forth above shall be deemed to be a termination of this Agreement by TRMC, and TLO shall be free to accept the Purchase Offer.

(d)
Continuing Nature of Right of First Refusal. TRMC’s Right of First Refusal to purchase the Rail Facility shall be continuous during the term set forth above. Therefore, if the transaction of which TRMC was previously given notice, and with respect to which TRMC declined to exercise its Right of First Refusal, fails to close, then TLO shall be obligated to provide the notice required by Section 1(b) above with respect to each subsequent Purchase Offer received.

(e)
Effect of Exercise of Right of First Refusal. Subject only to the provisions regarding inspection and the examination and acceptance of title to the Rail Facility set forth in Sections 4 and 5 below, TRMC’s Exercise Notice shall be deemed to be an irrevocable election to purchase the Rail Facility on the terms set forth in the Purchase Offer.

2.	Option to Repurchase.

(a)	Grant of Option. TLO hereby grants to TRMC, and TRMC hereby accepts from TLO, the right to acquire the Rail Facility on the terms and conditions set forth herein (the “Option to Repurchase”).

(b)	Term of Option. TRMC’s right to exercise the Option to Repurchase the Rail Facility as set forth in this Agreement is granted for so long as the Track Use Agreement and/or the MUTA remains in effect.

(c)
Exercise of Option Rights. In the event that TLO fails to maintain the Rail Facility in a condition capable of performing in accordance with the provisions of the Track Use Agreement or the MUTA, and TLO thereafter fails to cure such default within the time period provided by the terms of the Track Use Agreement or the MUTA after written notice specifying the nature of the default is provided by TRMC to TLO, then for so long as TLO remains in default in its capability to perform under the terms of the Track Use Agreement or the MUTA (a “Default Period”), TRMC may elect, by written notice to TLO that TRMC has elected to exercise the Option to Repurchase the Rail Facility (the “Option Exercise Notice”). The Option Exercise Notice from TRMC must be sent by certified mail, return receipt requested, or personally delivered (by overnight courier or otherwise) to TLO during a Default Period. TRMC’s failure to exercise the Option to Repurchase during any particular Default Period shall not be a waiver of the Option to Repurchase at any later time that a Default Period exists.

(d)
Effect of Exercise. Subject only to the provisions regarding examination and acceptance of title to the Rail Facility set forth in Sections 4 and 5 below, TRMC’s notification to TLO that TRMC is exercising its Option shall be deemed to be an irrevocable election to purchase the Rail Facility pursuant to the terms of this Agreement. The date on which TRMC exercises the Option to Repurchase is the “Repurchase Exercise Date.”

(e)
Determination of Purchase Price Following Exercise of Option. If TRMC exercises its Option to Repurchase, the purchase price for the Rail Facility (the “Repurchase Price”) shall be determined as follows:

(1)
TRMC and TLO shall each have the Rail Facility appraised to determine its fair market value as of the Repurchase Exercise Date by an MAI certified commercial real estate appraiser conducting business in the Anacortes/Skagit County industrial market and having not less than ten (10) years active experience as an MAI certified commercial real estate appraiser. On or before the date that is sixty (60) days after the Repurchase Exercise Date, TRMC and TLO shall each provide the other with a copy of the appraisal report received from their appraiser, and shall, within fifteen (15) days after the expiration of the 60-day period, attempt to agree on the Repurchase Price for the Premises. If the parties agree on a Repurchase Price (to be paid all cash at closing), then TRMC and TLO shall proceed to close the transaction for the transfer of the Rail Facility as hereinafter provided, subject only to the satisfaction of the inspection contingency set forth in Section 4 below, and the contingency regarding title set forth in Section 5 below.

(2)
If the parties cannot agree on the Repurchase Price, then each party shall so notify their appraiser and jointly the appraisers shall, within fifteen days after the date of such notification, appoint a third appraiser who meets the qualifications set forth above to act as arbitrator (the “Arbitrator”). The

Arbitrator shall, within fifteen (15) days after his or her appointment, select as the Repurchase Price either the fair market value of the Premises set forth in TRMC’s appraisal or the fair market value set forth in TLO’s appraisal. The Arbitrator shall have no authority to average the appraised values, or to designate a Repurchase Price other than the fair market value specified in either TRMC’s appraisal or TLO’s appraisal.

Both parties may submit any information to the Arbitrator for his or her consideration, with copies to the other party. The Arbitrator may consult experts and competent authorities for factual information or evidence pertaining to the determination of the Repurchase Price. The Arbitrator shall render his or her decision by written notice to each party. The determination of the Repurchase Price by the Arbitrator will be final and binding upon TRMC and TLO, and TRMC and TLO shall proceed to close the transaction for the transfer of the Rail Facility as hereinafter provided, subject only to the satisfaction of the inspection contingency set forth in Section 4 below, and the contingency regarding title set forth in Section 5 below. Each party shall pay the costs of its appraiser, and the party whose appraised value is not selected as the Repurchase Price shall pay the costs of the Arbitrator.

3.	Effective Date of Agreement.

(a)	Following Exercise of Right of First Refusal. If TRMC exercises its Right of First Refusal, the “Effective Date” of this Agreement shall be the date on which TLO receives an Exercise Notice.

(b)
Following Exercise of Option. In the case of TRMC’s exercise of its Option to Repurchase, the “Effective Date” shall be the date on which (a) the parties agree on the Repurchase Price in accordance with the terms of Section 2(e)(1) above, or (b) the Repurchase Price is determined by the Arbitrator as set forth in Section 2(e)(2) above.

Unless terminated in connection with the inspection contingency or as a result of the status of title, closing of the sale of the Rail Facility pursuant to the exercise by TRMC of either the Right of First Refusal or the Option to Repurchase shall occur within ninety (90) days following the Effective Date (the “Closing Date”).

4.
Inspection Contingency. On or before the date that is thirty (30) days after the Effective Date, TRMC shall deliver to TLO written notice of (a) TRMC’s satisfaction or waiver, in TRMC’s sole discretion, with respect to the results of the inspection contingency stated in this Section 4, or (b) the failure of this condition. If TRMC fails to timely deliver such notice to TLO, then this condition shall be deemed not satisfied, and TRMC shall be under no obligation to proceed with the repurchase of the Rail Facility. If TRMC’s inspection contingency followed the exercise of the Right of First Refusal, then following TLO’s receipt of notice of the failure of this inspection contingency by TRMC (or TRMC’s failure to timely deliver the required notice to TLO), TLO shall be free to sell the Rail Facility to the third party submitting the Purchase Offer on the Purchase Terms, and TRMC’s Right of First Refusal, and TLO’s obligation under this Agreement, shall be null and void and without further force or effect. If TLO fails to enter into a Purchase and Sale Agreement with the third party submitting the Purchase Offer on the Purchase Terms, or thereafter the transaction fails to close, then TRMC’s Right of First Refusal shall continue in accordance with the terms of this Agreement for so long as TLO owns the Rail Facility. If TRMC timely notifies TLO of the satisfaction of this condition, then TRMC shall deposit into escrow, with First American Title Insurance Company or such other title insurance company as is satisfactory to the parties (the “Title Company”), an amount equal to two percent (2%) of the Repurchase Price, and the parties shall proceed to close the repurchase transaction within sixty (60) days thereafter.

(a)
TLO shall make available for inspection by TRMC and its agents as soon as possible, but no later than ten (10) days after the Effective Date, all documents in the possession of TLO or its agents relating to the ownership and operation of the Rail Facility, including without limitation; (i) statements for real estate taxes, assessments, and utilities; (ii) plans, specifications, permits, drawings, surveys, reports, and maintenance records; (iii) accounting records and audit reports; (iv) all current operating agreements and contracts affecting the Rail Facility with railroad companies or other third parties, and (v) any environmental reports, or portions thereof, relating to the Rail Facility.

(b)
TLO shall permit TRMC and its agents, at TRMC’s sole expense and risk, to conduct inspections concerning the structural condition of the improvements, all mechanical, electrical and plumbing systems, hazardous materials (which may include Phase II environmental site assessments if deemed advisable by TRMC) or other matters affecting the Rail Facility. TRMC shall provide TLO with sufficient evidence that TRMC’s agents are adequately covered by policies of insurance issued by a carrier reasonably acceptable to TLO, insuring TRMC’s agents against any and all liens or liability arising out of the inspections conducted upon the Rail Facility by TRMC or its agents, including, without limitation, any loss or damage to the Rail Facility, with coverage in the amount of not less than $500,000 per occurrence. With respect to any Phase I or Phase II environmental site assessments, TRMC agrees to (i) provide TLO with a copy of any and all test results and written reports in draft form for review and approval by TLO before final publication of the same occurs; (ii) provide TLO with a copy of the final written report; and (iii) keep confidential any and all test results and written reports. TRMC agrees to indemnify and defend TLO from all liens, claims, liabilities, losses, damages, costs and expenses, including attorneys’ and experts’ fees, arising from or relating to TRMC’s inspection of the Rail Facility in connection with the exercise of its Right of First Refusal or Option to Repurchase. This agreement to indemnify and defend TLO shall survive the closing of the purchase and sale transaction.

5.	Preliminary Commitment for Title Insurance; Status of Title.

(a)
Within five (5) days after the Effective Date, TLO shall deliver to TRMC a preliminary commitment for title insurance covering the Rail Facility, together with legible copies of all exceptions shown therein, showing TLO’s title to the Rail Facility to be good, marketable and insurable (the “Preliminary Commitment”), which Preliminary Commitment shall be issued by the Title Company.

(b)
Within ten (10) days of its receipt of the Preliminary Commitment, TRMC shall notify TLO in writing of any exceptions to title that are wholly or conditionally unacceptable to TRMC. The notice shall set forth in reasonable detail the reasons for any disapproval and, if appropriate, the conditions that must be met to make conditionally unacceptable exceptions fully acceptable to TRMC. TRMC may, however, object only to exceptions that are either monetary encumbrances or that are conditions, covenants, easements or restrictions inconsistent with TRMC’s intended use of the Rail Facility.

(c)
Within five (5) days following the date of receipt of TRMC’s notice of disapproved exceptions described in Section 5(b) above, TLO shall advise TRMC in writing of the exceptions it will clear prior to the Closing Date, which exceptions shall include all monetary exceptions to title (unless arising through or created by TRMC). Thereafter, TRMC shall have ten (10) days within which to make an election to accept TLO’s title or to terminate and cancel this Agreement (but such termination and cancellation shall only apply to the Right of First Refusal or the Option to Repurchase with respect to which the Preliminary Commitment was obtained, and otherwise this Agreement shall remain in effect with respect to any other event giving rise to TRMC’s ability to exercise its rights hereunder), which election shall be made in writing to TLO with the 10-day period. TRMC’s acceptance of title, or TRMC’s failure to provide TLO with such written election within the 10-day period, shall be deemed an irrevocable election by TRMC to accept the status of TLO’s title, and TRMC shall thereafter be irrevocably committed to close the sale of the Rail Facility.

(d)
The date on which such notice regarding the Preliminary Commitment is provided (or the date on which the 10-day period expires), as well as its determination of satisfaction or waiver of the inspection contingency under Section4, shall be referred to as the “Acceptance Date.”

6.	Creation of Escrow.

(a)
Creation of Escrow. Promptly following the Acceptance Date, an escrow (herein referred to as the “Escrow”) shall be created and established with the Title Company or other escrow company chosen by the parties (which Title Company, when acting in its escrow capacity, or other escrow company, shall be herein referred to as the “Escrow Agent”), for the closing of this transaction and for the receipt and delivery of funds, the deed and other documents and instruments to be delivered upon the terms and conditions of this Agreement.

(b)
Escrow Instructions. The parties hereto agree to execute and deliver escrow instructions and such other reasonable documents and instruments as may be required by the Escrow Agent to consummate this transaction pursuant to the terms of this Agreement and to convey the Rail Facility from TLO to TRMC; provided, however, that it is specifically understood and agreed that the escrow instructions so executed and delivered shall not in any way supersede or replace the terms and provisions of this Agreement, but shall be deemed to be supplemental to the terms hereof and a means of carrying out and consummating the transaction contained in this Agreement.

(c)	Deposits into Escrow by TLO. TLO shall deposit in Escrow with the Escrow Agent, on or before the Closing Date, the following documents:

(1)
A Special Warranty Deed (the “Deed”) covering the Rail Facility, fully-executed by TLO and acknowledged, which Deed shall be in form sufficient for recording and subject only to (A) real estate taxes and local improvement district assessments not then due and payable, and (B) those exceptions in the Preliminary Commitment not removed as provided in Section 5 above, conveying fee title to the Rail Facility (and the improvements located thereon) to TRMC.

(2)	A fully-executed and acknowledged Real Estate Excise Tax Affidavit covering the conveyance of the Rail Facility (and the improvements located thereon) to TRMC by the Deed.

(3)
A commitment from the Title Company to issue an owner’s standard coverage policy of title insurance covering the Rail Facility and insuring the purchaser in an amount equal to the Repurchase Price (determined either in accordance with Section 1(c) or Section 2 above), with no exceptions other than those accepted by TRMC under Section 5 above.

(d)
Deposits into Escrow by TRMC. TRMC will deposit in Escrow with the Escrow Agent, on or before the Closing Date, the Repurchase Price of the Rail Facility, in the form of cash, cashier’s or certified check or wire-transfer of funds.

(e)	Closing Costs.

(1)	At closing, TLO shall pay the following charges and expenses:

(A)	Real estate excise tax in the full amount which is required in order to validly record the Deed;

(B)
An amount equal to the premium, and applicable taxes, for the issuance of Title Company’s standard form owner’s title insurance policy in which TRMC shall be named as owner and pursuant to which the title to the Rail Facility shall be insured in an amount equal to the Repurchase Price and subject to only those exceptions set forth above;

(C)	One-half (1/2) escrow fees, and taxes thereon;

(D)	TLO’s portion of the items to be prorated to the Closing Date as set forth in Section 7 below; and

(E)	All fees and expenses of TLO’s counsel for the transaction.

(2)	At closing, TRMC shall pay the following charges and expenses:

(A)	The cost of the premium for any extended coverage title coverage and any endorsements that TRMC desires to obtain with respect to the policy of title insurance issued at closing;

(B)	Any sales tax due on the transfer of any personal property used in connection with the Rail Facility and sold to TRMC at closing;

(C)	The cost of all inspections, tests or reports incurred in connection with the inspection of the Rail Facility;

(D)	One-half (1/2) escrow fees, and taxes thereon;

(E)	The cost of recording the Deed;

(F)	TRMC’s portion of the items to be prorated to the Closing Date as set forth in Section 7 below; and

(G)	All fees and expenses associated with TRMC’s counsel for the transaction.

(f)	Possession. TRMC shall be entitled to have possession of the Rail Facility on the
Closing Date.

7.
Apportionments as of Date of Closing. All utilities, real estate taxes and assessments shall be apportioned to the Closing Date of the calendar year for which assessed. If the Closing Date occurs before the tax rate is fixed, the apportionment of taxes shall be upon the basis of the tax rate for the next preceding year applied to the latest assessed valuation.

8.	Eminent Domain.

(a)
Taking. If, prior to the Closing Date, all or a substantial part of the Rail Facility is taken or threatened with taking by the power of eminent domain, then TRMC may, by written notice to TLO within ten (10) days of the date of notification to TRMC of such taking, or threat thereof, elect to terminate this Agreement. In the event that TRMC so elects, both parties shall be relieved of and released from any further liability hereunder.

(b)
Assignment of Awards. Unless this Agreement is so terminated, it shall remain in full force and effect and if closing occurs, TLO shall assign, transfer and set over to TRMC all of TLO’s right, title and interest in and to any awards that may be made for such taking and there shall be no adjustment in the Repurchase Price. The legal description of the Rail Facility shall be adjusted at closing to delete any of the real property so taken.

(c)
Definition. For the purpose hereof, the words “substantial part” shall mean an amount in excess of ten percent (10%) of the Rail Facility or a taking which impairs the use of the real property for rail transportation purposes.

9.
Notices. Any notices required or desired to be given under this Agreement shall be in writing and personally delivered, delivered by reliable overnight courier or given by mail. Any notice or payment given by mail shall be sent, postage prepaid, by certified mail, return receipt requested and addressed to the party to receive the same at the following address or at such other address or addresses as the parties may from time to time direct in writing:

TRMC:	Tesoro Marketing and Refining Company
19100 Ridgewood Parkway
San Antonio, Texas 78259
Attention: Vice President, Logistics

With a copy to:	Tesoro Marketing and Refining Company
19100 Ridgewood Parkway
San Antonio, Texas 78259
Attention: General Counsel

TLO:	Tesoro Logistics Operations, LLC
19100 Ridgewood Parkway
San Antonio, Texas 78259
Attention: Vice President, Logistics

Any notice shall be deemed to have been given if delivered, when delivered, and if mailed, forty-eight (48) hours after deposit at any post office in the United States of America, postage prepaid certified mail with return receipt requested and addressed to the party to receive the same as set forth above.

10.
Assignment. This Agreement may be assigned by TRMC without the prior written approval of TLO to any party succeeding to the ownership of the oil refinery currently operated by TRMC in Anacores, Washington. In the event of assignment, the assignee shall assume all obligations and obtain all benefits hereunder from and after the date of assignment.

11.	Default.

(a)	Default by TRMC. In the event that TRMC defaults hereunder, TLO shall have all rights and remedies available to it at law or in equity.

(b)
Default by TLO. In the event of a default by TLO hereunder, TRMC shall have as its sole remedy the right to sue for specific performance of this Agreement; provided, however, that if specific performance of this Agreement is not available, then TRMC may sue for the damages suffered by TRMC.

12.	Miscellaneous.

(a)
Entire Agreement. This Agreement constitutes the entire Agreement between the parties and all prior and contemporaneous negotiations, understandings and agreements, whether oral or written, are merged herein and the rights and obligations of the parties shall be as set forth herein.

(b)
Binding Nature. All rights and obligations arising out of this Agreement shall inure to the benefit of and binding upon the respective successors, heirs, assigns, administrators and executors of the parties hereto.

(c)	Washington Law. This Agreement shall be construed, interpreted and enforced pursuant to the laws of the State of Washington.

(d)
Attorney’s Fees. In the event any action or legal proceedings are commenced to enforce any of the terms and conditions hereof, or to terminate this Agreement (whether the same shall proceed to judgment or otherwise), the prevailing party shall receive from the other a reasonable sum as attorneys’ fees together with costs.

(e)	Time. Time is of the essence hereof.

(f)	Captions. The captions and Section headings hereof are inserted for convenience purposes only and shall not be deemed to limit or expand the meaning of any section.

(g)	Invalidity. If any provisions of this Agreement are determined to be invalid, void or illegal, it shall in no way affect, impair or invalidate any of the other provisions hereof.

(h)	Counterparts. This Agreement may be signed in counterparts, any one of which shall be deemed an original.

(i)	Recording of Memorandum. The parties shall record a memorandum of this Agreement, in the form of Exhibit B attached hereto. TRMC shall pay all recording fees due by reason of such recording.

(j)
Good Faith. Both parties shall act reasonably and in good faith in order to consummate this transaction and TLO shall neither sell nor dispose of any of the Rail Facility in violation of the terms of this Agreement, nor cause or suffer the creation of any matter of record, or defect in the title to the Rail Facility, in bad faith, for the purpose of avoiding its obligation to close. Notwithstanding the foregoing, nothing in this Agreement shall restrict or waive TRMC’s right to terminate this Agreement for any reason prior to its exercise of the Right of First Refusal or the Option to Repurchase.

(l)
Authorization. TLO and TRMC each warrants that it has the right and authority to enter into and to perform this Agreement in accordance with its terms. Neither the execution of this Agreement nor its performance by TLO or TRMC will conflict with or result in the breach of any restriction, covenant, agreement or other undertaking whatever.

IN WITNESS WHEREOF, the parties have executed this Agreement the date and year set forth opposite their respective names.

TLO:

TESORO LOGISTICS OPERATIONS, LLC
a Delaware limited liability company

Date: November 15, 2012	By:	/s/ Phillip M. Anderson
Phillip M. Anderson
President

TMRC:

TESORO REFINING AND MARKETING
COMPANY, a Delaware corporation

Date: November 15, 2012	By:	/s/ Daniel R. Romasko
Daniel R. Romasko
Executive Vice President, Operations

STATE OF __________________	)
) ss.
COUNTY OF ________________	)

On this _____ day of ______________________, before me personally appeared _________________, to me known to be the ________________of TESORO LOGISTICS OPERATIONS LLC, a Delaware limited liability company, the limited liability company that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company for the uses and purposes therein mentioned, and on oath stated _____ was authorized to execute the said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

___________________________________________
(Signature)
___________________________________________
(Please print name legibly)
Notary Public in and for the
State of ____________________________________
My commission expires________________________

STATE OF __________________	)
) ss.
COUNTY OF ________________	)

On this _____ day of ______________________, before me personally appeared _________________, to me known to be the ________________of TESORO REFINING AND MARKETING COMPANY, a Delaware corporation, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated _____ was authorized to execute the said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

___________________________________________
(Signature)
___________________________________________
(Please print name legibly)
Notary Public in and for the
State of ____________________________________
My commission expires________________________

EXHIBIT A
TO
RIGHT OF FIRST REFUSAL,
OPTION AGREEMENT AND AGREEMENT OF PURCHASE AND SALE

Legal Description of the Rail Facility

[TO BE COMPLETED.]

A - 1

EXHIBIT B
TO
RIGHT OF FIRST REFUSAL,
OPTION AGREEMENT AND AGREEMENT OF PURCHASE AND SALE

Memorandum of Right of First Refusal and Option Agreement

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: Graham & Dunn PC Pier 70, 2801 Alaskan Way, Suite 300 Seattle, WA 98121 Attn: Maren K. Gaylor

MEMORANDUM OF RIGHT OF FIRST REFUSAL AND OPTION AGREEMENT

GRANTOR:	TESORO LOGISTICS OPERATIONS LLC,
a Delaware limited liability company

GRANTEE:	TESORO REFINING AND MARKETING COMPANY,
a Delaware corporation

LEGAL
DESCRIPTION:

Abbreviated:

Full:	See Exhibit A attached hereto

TAX PARCEL

NUMBERS:	__________________ __________________
__________________    __________________

RECORDING NO.
OF RELATED

DOCUMENTS:	N/A

THIS MEMORANDUM OF RIGHT OF FIRST REFUSAL AND OPTION AGREEMENT is made and entered into as of this ______ day of ______________, by and between TESORO LOGISTICS OPERATIONS LLC, a Delaware limited liability company (“TLO”), and TESORO REFINING AND MARKETING COMPANY, a Delaware corporation (“TRMC”).

RECITALS:

TLO and TRMC have entered into that certain Right of First Refusal, Option Agreement and Agreement of Purchase and Sale Ground Lease (the “Right of First Refusal and Option Agreement”) with an effective date of _________________, the terms, provisions and conditions of which are incorporated herein by reference to the same extent as if recited in their entirety herein, whereby TLO has granted to TRMC both a right of first refusal and option to purchase the rail facility (“Rail Facility”) located in Skagit County, Washington, said Rail Facility being more particularly described in Exhibit A attached hereto.

Special reference is hereby made to the following terms and provisions of the Right of First Refusal and Option Agreement:

1.    Right of First Refusal. If TLO elects to sell the Rail Facility during any period of time that the Track Use Agreement and/or the MUTA (each as defined in the Right of First Refusal and Option Agreement) is in effect, and TLO receives a bona fide offer from a third party that it considers acceptable (the “Purchase Offer”), then TLO shall provide written notice to TRMC of the Purchase Offer, which notice shall include a copy of the Purchase Offer. TRMC shall have thirty (30) days following receipt of such notice from TLO in which to give written notice to TLO that TRMC is exercising its Right of First Refusal, agreeing to purchase the Rail Facility on the same terms and conditions as are contained in the Purchase Offer.

2.    Option to Repurchase. TRMC shall have a right to exercise its Option to Repurchase the Rail Facility for so long as the Track Use Agreement and/or the MUTA remains in effect, TLO fails to operate the Rail Facility in a condition capable of performing in accordance with the provisions of the Track Use Agreement or the MUTA, and TLO thereafter fails to cure such default within the time period provided by the terms of the Track Use Agreement or the MUTA after written notice specifying the nature of the default is provided by TRMC to TLO.

This Memorandum is executed for the purpose of recordation in the Official Records of Skagit County, Washington, in order to give notice of the terms and provisions of the Right of First Refusal and Option Agreement, and is not intended and shall not be construed to define, limit or modify the Right of First Refusal and Option Agreement. In the event of a conflict between the terms hereof and the terms of the Right of First Refusal and Option Agreement, the terms of the Right of First Refusal and Option Agreement shall control. This Memorandum may be executed in counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Right of First Refusal and Option Agreement as of the day and year first above written.

TLO:

TESORO LOGISTICS OPERATIONS LLC,
a Delaware limited liability company

Date:_____________________	By:_______________________________________
Its:______________________________________

TRMC:

TESORO REFINING AND MARKETING
COMPANY, a Delaware corporation

Date:_____________________	By:_______________________________________
Its:______________________________

STATE OF __________________	)
) ss.
COUNTY OF ________________	)

On this _____ day of ______________________, before me personally appeared _________________, to me known to be the ________________of TESORO LOGISTICS OPERATIONS LLC, a Delaware limited liability company, the limited liability company that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company for the uses and purposes therein mentioned, and on oath stated _____ was authorized to execute the said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

___________________________________________
(Signature)
___________________________________________
(Please print name legibly)
Notary Public in and for the
State of ____________________________________
My commission expires________________________

STATE OF __________________	)
) ss.
COUNTY OF ________________	)

On this _____ day of ______________________, before me personally appeared _________________, to me known to be the ________________of TESORO REFINING AND MARKETING COMPANY, a Delaware corporation, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated _____ was authorized to execute the said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

___________________________________________
(Signature)
___________________________________________
(Please print name legibly)
Notary Public in and for the
State of ____________________________________
My commission expires________________________

EXHIBIT A
TO
MEMORANDUM OF RIGHT OF FIRST REFUSAL AND OPTION AGREEMENT

Legal Description of Rail Facility

[TO BE COMPLETED.]